As filed with the Securities and Exchange Commission on August 6, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Original BARK Company
(Exact name of registrant as specified in its charter)

Delaware	83-4109918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
221 Canal Street New York, NY	10013
(Address of Principal Executive Offices)	(Zip Code)

BARKBOX, INC. 2011 STOCK INCENTIVE PLAN
THE ORIGINAL BARK COMPANY 2021 EQUITY INCENTIVE PLAN
THE ORIGINAL BARK COMPANY 2021 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

John Toth
Chief Financial Officer
221 Canal Street
New York, NY
Tel: (855) 501-2275
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Melissa B. Marks, Esq.
Jeffrey R. Vetter, Esq.
Keith J. Scherer, Esq.
Gunderson Dettmer Stough Villeneuve
Franklin & Hachigian, LLP
1250 Broadway, 23rd Floor
New York, New York 10001
Telephone: (212) 730-8133
Fax: (877) 881-3007

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share, reserved for issuance under The Original BARK Company 2021 Equity Incentive Plan	16,765,582(2)	$8.00(3)	$134,124,656	$14,633.00
Common Stock, par value $0.0001 per share, that may be issued pursuant to the exercise of outstanding stock options under The Original BARK Company 2021 Equity Incentive Plan	163,923	$10.30(4)	$1,688,407	$184.21
Common Stock, par value $0.0001 per share, reserved for issuance under The Original BARK Company 2021 Employee Stock Purchase Plan	3,385,901(5)	$6.80(6)	$23,024,127	$2,511.93
Common Stock, par value $0.0001 per share, that may be issued pursuant to the exercise of outstanding stock options under the Barkbox, Inc. 2011 Stock Incentive Plan	28,826,658(7)	$2.15(8)	$61,977,315	$6,761.73
Common Stock, par value $0.0001 per share, issued under the Barkbox, Inc. 2011 Stock Incentive Plan	307,585(9)	$8.00(10)	$2,460,680	$268.46
TOTAL	49,449,649		$223,275,184	$24,359.33

(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of The Original BARK Company 2021 Equity Incentive Plan (the “Equity Incentive Plan”), The Original BARK Company 2021 Employee Stock Purchase Plan (the “ESPP”) and the Barkbox, Inc. 2011 Stock Incentive Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”).
(2)    Represents shares of Common Stock that may be issued under the Equity Incentive Plan. To the extent that shares previously issued pursuant to awards granted under the 2011 Plan are forfeited on or after June 1, 2021, such shares will become available for issuance under the Equity Incentive Plan, subject to the maximum limit set forth in such plan. In general, to the extent that any awards under the Equity Incentive Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, if any awards are settled in cash or if shares issued under the Equity Incentive Plan are reacquired by the Registrant pursuant to a forfeiture provision, repurchase right or for any other reason, those shares will again become available for issuance under the Equity Incentive Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award.
(3)    Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $8.00 per share represents the average high and low sales prices of the Common Stock as quoted on the NYSE on August 2, 2021.
(4)    Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $10.30 per share represents the weighted average exercise price per share of outstanding awards under the Equity Incentive Plan.
(5)    Represents shares of Common Stock reserved for issuance under the ESPP.
(6)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 2, 2021, multiplied by 85%.
(7)    Represents shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2011 Plan.
(8)    Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $2.15 per share represents the weighted average exercise price per share of outstanding awards under the 2011 Plan.

(9)    Represents shares of Common Stock issued pursuant to restricted stock awards outstanding under the 2011 Plan as of the date of this Registration Statement. To the extent any such awards are forfeited subsequent to the date of this Registration Statement, such shares will become available for issuance under the Equity Incentive Plan. See footnote 2 above.
(10)    Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $8.00 per share represents the average high and low sales prices of the Common Stock as quoted on the NYSE on August 2, 2021.
The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by The Original BARK Company, a Delaware corporation (the “Registrant”), relating to (i) 16,765,582 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable under The Original BARK Company 2021 Equity Incentive Plan (the “Equity Incentive Plan”); (ii) 163,923 shares of Common Stock issuable upon the exercise of stock options granted under the Equity Incentive Plan, (iii) 3,385,901 shares of Common Stock reserved for issuance under the under The Original BARK Company 2021 Employee Stock Purchase Plan (the “ESPP”); (iv) 28,826,658 shares of Common Stock issuable upon the exercise of stock options granted under the Barkbox, Inc. 2011 Stock Incentive Plan (the “2011 Plan”); and (v) 307,585 shares of Common Stock issued under the 2011 Plan.
This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including stock options and restricted stock units, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).

The Original BARK Company
16,472,843 Shares of Common Stock
Offered by Selling Stockholders
This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 16,472,843 shares of common stock, par value $0.0001 per share, of The Original BARK Company, a Delaware corporation (“Common Stock”). This Reoffer Prospectus covers 163,923 shares of Common Stock issuable to Selling Stockholders pursuant to awards granted or assumed by The Original BARK Company to the Selling Stockholder under The Original BARK Company 2021 Equity Incentive Plan (the “Equity Incentive Plan”) and the Barkbox, Inc. 2011 Stock Incentive Plan (the “2011 Plan”), including restricted stock units and stock options. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are certain of our directors and executive officers, each of whom is an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 10 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Shares of Common Stock that will be issued pursuant to restricted stock units and stock options granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Common Stock is listed on the New York Stock Exchange under the symbol “BARK.”

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this Reoffer Prospectus and under similar headings in the documents that are incorporated by reference into this Reoffer Prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 3 of this Reoffer Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms “BARK” the “Company,” “we,” “our” and “us” refer to The Original BARK Company, a Delaware corporation, and its subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS
This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.
We also make these documents available on the investor relations portion of our website at https://investors.bark.co/financials/sec-filings/default.aspx. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive office is located at 221 Canal Street, New York, NY 10013, and can be reached by telephone at (855) 501-2275.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Commission rules permit us to incorporate by reference information in this Reoffer Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, except for information superseded by information contained in this Reoffer Prospectus itself or in any subsequently filed incorporated document. This Reoffer Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(1)	The Company’s Annual Report on Form 10-K, filed with the Commission on June 7, 2021, as amended by the Form 10-K/A filed with the Commission on June 7, 2021;

(2)	The Company’s Current Reports on Form 8-K, filed with the Commission on May 3, 2021, May 12, 2021, May 18, 2021, May 28, 2021, June 7, 2021 and June 21, 2021; and

(3)
The description of the Company’s Common Stock contained in its Registration Statement on Form S-1 , filed with the Commission on June 23, 2021, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Reoffer Prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Reoffer Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.
The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:
The Original BARK Company
221 Canal Street,
New York, NY 10013
Tel.: (855) 501-2275

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Company makes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act in this Reoffer Prospectus and in documents incorporated by reference herein. All statements, other than statements of present or historical fact included in or incorporated by reference in this Reoffer Prospectus, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, future operating results, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of, fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause the actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, except as otherwise required by applicable law, the Company specifically disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Reoffer Prospectus. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company cautions you that these forward-looking statements are subject to numerous risk and uncertainties, most of which are all difficult to predict and many of which are beyond the control of the Company.
The following factors, among others, could cause actual results to differ materially from forward-looking statements:
•    the benefits of the Business Combination (as defined herein);
•    BARK’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination;
•    changes in BARK’s strategy, future operations, expansion plans and opportunities, financial position, estimated revenues and losses, projected costs, prospects and plans, capital requirements and sources and uses of cash;
•    the implementation, market acceptance and success of BARK’s business model and its ability to scale in a cost-effective manner;
•    BARK’s significant reliance on revenue from customers purchasing subscription-based products, such as BarkBox and Super Chewer, and its ability to successfully expand its offerings;
•    BARK’s short history operating at its current scale in a rapidly evolving industry;
•    the effectiveness and efficiency of BARK’s marketing and cross-selling efforts;
•    BARK’s ability to compete in the highly competitive dog products and services retail industry
•    BARK’s ability to maintain and grow its strong brand and reputation;

•    adverse changes in BARK’s shipping arrangements or any interruptions in shipping;
•    the ability to maintain effective controls over disclosure and financial reporting that enable BARK to comply with regulations and produce accurate financial statements;
•    the effects of economic downturns and other macroeconomic conditions or trends on BARK’s business and consumer spending;
•    the future financial performance of the combined company following the Business Combination;
•    failure to maintain the listing on, or the delisting of our securities from, NYSE;
•    potential liquidity and trading of our securities;
•    lack of a market for our securities;
•    use of our cash and cash equivalents; and
•    our financial performance.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risk factors included herein. Forward-looking statements reflect current views about BARK’s plans, strategies and prospects, which are based on information available as of the date of this prospectus. Except to the extent required by applicable law, BARK undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.
Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement of which this Reoffer Prospectus forms part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Incorporation of Certain Information by Reference” if necessary.

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “BARK,” the “Company,” “we,” “our,” and “us,” refer to The Original BARK Company and its subsidiaries.

Overview

BARK is a company of dog-obsessed people dedicated to making dogs happy. BARK is a vertically integrated, data driven, omnichannel brand serving dogs across the four key categories of Play, Food, Health, and Home. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, delicious and satisfying treats, food, and wellness supplements, and best in class offerings that foster the health and happiness of dogs. Founded in 2012, BARK loyally serves dogs nationwide with monthly subscription offerings, BarkBox and Super Chewer; a personalized meal delivery service for dogs, BARK Eats; custom collections through online marketplaces and via brick and mortar retail partners, including Target and Amazon; wellness products that meet dogs’ needs with BARK Bright through monthly subscriptions; BARK’S ATB platform; and individually on its website BarkShop.com. The information contained on BARK’s website, BarkShop.com, is not part this prospectus.

The mailing address of BARK’s principal executive office is 221 Canal Street, Floor 6, New York, New York 10013, and its telephone number is 1-855-501-BARK (1-855-501-2275).

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 28,990,581 shares of Common Stock issuable to Selling Stockholders pursuant to awards granted or assumed by the Company to the Selling Stockholder under the Equity Incentive Plan and the 2011 Plan, including restricted stock units and stock options. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS
Investing in shares of our Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described under Item 1A “Risk Factors” in our Annual Report on Form 10-K filed with the Commission on June 7, 2021, together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE
The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.
DESCRIPTION OF SECURITIES
The information set forth in “Description of Securities” of Prospectus Filed Pursuant to Rule 424(b)(3) on July 6, 2021 is incorporated herein by reference.

SELLING STOCKHOLDERS
The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.
The table below sets forth, as of July 31, 2021 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o The Original BARK Company, 221 Canal Street, New York, NY 10013.
The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock.

The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering (1)	Percentage of Common Stock Beneficially Owned Before Resale (1)(3)	Shares of Common Stock Offered for Resale in this Offering(1)	Shares of Common Stock Beneficially Owned After this Offering (2)	Percentage of Common Stock Beneficially Owned After Resale (1)(3)
Matt Meeker (4)	11,086,982	6.5%	1,311,385	9,775,597	5.8%
Manish Joneja	6,496,732	3.7%	6,496,732	—	*
Joanna Coles (5)	6,145,113	3.7%	36,363	6,108,750	3.6%
Jonathan Ledecky (5)	6,145,113	3.7%	36,363	6,108,750	3.6%
Henrik Werdelin (6)	12,725,653	7.5%	1,666,594	11,059,059	6.6%
Elizabeth McLaughlin (7)	693,865	*	693,865	—	*
Jim McGinty (8)	36,363	*	36,363	—	*
John Toth (9)	2,566,536	1.5%	2,338,635	227,901	*
Carly Strife (10)	12,919,300	7.6%	874,256	12,045,044	7.2%
Michael Novotny	1,923,030	1.1%	1,923,030	—	*
Peter Kamali (11)	1,617,369	1.0%	1,059,257	558,112	*
*Less than 1%
(1) The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made or that the Company’s Board has previously resolved to make irrespective of whether such grants are exercisable, vested or convertible as of the Determination Date or will become exercisable, vested or convertible within 60 days after the Determination Date.

(2) Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted stock awards and restricted stock units relating to the shares being offered.

(3) Percentages are based on the 168,315,015 shares of Common Stock issued and outstanding as of the Determination Date.

(4) Represents (i) 9,775,597 shares of common stock held directly by Mr. Meeker, and (ii) options to purchase 1,311,385 shares of common stock held by Mr. Meeker.

(5) Excludes 4,558,000 shares of BARK common stock issuable upon exercise of the private warrants, which will not become exercisable within 60 days. Represents (i) 36,363 shares shares of common stock issuable pursuant to the settlement of RSUs to be granted each of Ms. Coles and Mr. Ledecky, and (ii) 6,145,113 shares held by Northern Star Sponsor LLC, of which each of Ms. Coles and Mr. Ledecky is a managing member. Notwithstanding their dispositive and voting control over such shares, each of Ms. Coles and Mr. Ledecky disclaims beneficial ownership of the shares of BARK common stock held by Northern Star Sponsor LLC, except to the extent of his or her proportionate pecuniary interest therein.

(6) Represents (i) 18,674 shares of common stock held directly by Mr. Werdelin, (ii) options to purchase 1,666,594 shares of common stock held by Mr. Werdelin that may be exercised within 60 days of June 2, 2021 and (iii) 11,040,385 shares of common stock held by Prehype Ventures LLC. Mr. Werdelin is the managing member of Prehype Ventures LLC and has sole voting and investment power with regard to the shares held by Prehype Ventures LLC. The business address for Prehype Ventures LLC is 221 Canal Street, New York, NY 10013.

(7) Includes 36,363 shares of common stock issuable pursuant to the settlement of RSUs to be granted and 6,145,113 shares of common stock issuable pursuant to the exercise of options held by Ms. McLaughlin.

(8) Includes 36,363 shares of common stock issuable pursuant to the settlement of RSUs to be granted.

(9) Represents (i) 227,901 shares of common stock held directly by Mr. Toth, (ii) options to purchase 2,251,210 shares of common stock held by Mr. Toth, and (iii) 87,425 shares of common stock subject to vesting based on Mr. Toth’s continuous service with BARK.

(10) Represents (i) 11,389,352 shares of common stock held by Ms. Strife, (ii) 655,692 shares of common stock held by a trust of which Ms. Strife is a beneficiary and (iii) options to purchase 874,256 shares of common stock held by Ms. Strife.

(11) Represents (i) 558,112 shares of common stock held by Mr. Kamali, and (ii) options to purchase 1,059,257 shares of common stock held by Mr. Kamali.
Other Material Relationships with the Selling Stockholders
Employment Relationships

The Company has entered into employment agreements with Matt Meeker, Manish Joneja, John Toth, Carly Strife and Michel Novotny.
Indemnification Agreement

Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and Bylaws also provide the board of directors with discretion to indemnify officers and employees when determined appropriate by our board of directors.

We (and/or our subsidiaries) have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of our directors, or executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by its directors or executive officers in connection with a legal proceeding involving his or her status as a director or executive officer.
Lock-Up Agreements

Certain of the Selling Stockholders have agreed, subject to certain customary exceptions, during the period commencing on the Closing Date not to (i) offer, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, (ii) enter into any swap, hedging, short sale, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii), in each case, for 12 months after the Closing Date, which period may be earlier terminated if the reported closing sale price of BARK’s Common Stock equals or exceeds $15.00 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations or other similar transactions) for a period of 20 trading days during any 30-trading-day period commencing at least 150 days following the Closing Date. As of July 31, 2021, an aggregate of 49,022,161 shares offered for resale by this Reoffer Prospectus are subject to these lock-up restrictions.

PLAN OF DISTRIBUTION
The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the New York Stock Exchange or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.
Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP has issued an opinion regarding the legality of certain of the offered securities.
EXPERTS
The consolidated financial statements of The Original BARK Company (f/k/a Northern Star Acquisition Corp.) for the year ended March 31, 2021, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from July 8, 2020 (inception) through March 31, 2021, incorporated herein by reference, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report thereon, which is incorporated by reference herein. Such financial statements have been included herein in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of Barkbox, Inc. as of March 31, 2021 and 2020, and for each of the three years in the period ended March 31, 2021, incorporated by reference in this prospectus by reference to The Original BARK Company Current Report on Form 8-K dated June 7, 2021 have been so incorporated in reliance on the report of Deloitte & Touche LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(1)    The Company’s Annual Report on Form 10-K, filed with the Commission on June 7, 2021, as amended by the Form 10-K/A filed with the Commission on June 7, 2021;
(2)    The Company’s Current Reports on Form 8-K, filed with the Commission on May 3, 2021, May 12, 2021, May 18, 2021, May 28, 2021, June 7, 2021 and June 21, 2021; and
(3)    The description of the Company’s Common Stock contained in its Registration Statement on Form S-1, filed with the Commission on June 23, 2021, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or Securities Act.
Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and Bylaws also provide us with discretion to indemnify officers and employees when determined appropriate by the Board of Directors.

We entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, our Certificate of Incorporation and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

3.1
Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to The Original BARK Company’s S-1 (File No. 333-257306), filed with the SEC on June 23, 2021).

3.2
The Original BARK Company Amended and Restated Bylaws, effective as of June 1, 2021 (incorporated by reference to Exhibit 3.2 to The Original BARK Company’s S-4 (File No.  333-252603), filed with the SEC on February 1, 2021).

*5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

*23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included as part of Exhibit 5.1 hereto).

*23.2	Consent of Marcum LLP.

*23.3	Consent of Deloitte & Touche LLP.

*99.1	The Original BARK Company 2021 Equity Incentive Plan.

*99.2	The Original BARK Company 2021 Employee Stock Purchase Plan.

99.3
Barkbox, Inc. 2011 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.9 to Northern Star Acquisition Corp.’s Registration Statement on Form S-4 (File No. 333- 252603), filed with the SEC on February 1, 2021).

*    Filed herewith.

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 6, 2021.

THE ORIGINAL BARK COMPANY

By	/s/ John Toth
Name	John Toth
Title	Chief Financial Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Manish Joneja	Chief Executive Officer, President and Director (Principal Executive Officer)	August 6, 2021
Manish Joneja

/s/ John Toth	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2021
John Toth

/s/ Matt Meeker	Executive Chairman
Matt Meeker		August 6, 2021

/s/ Jonathan J. Ledecky	Director
Jonathan J. Ledecky		August 6, 2021

/s/ Joanna Coles	Director
Joanna Coles		August 6, 2021

/s/ Jim McGinty	Director
Jim McGinty		August 6, 2021

/s/ Elizabeth McLaughlin	Director
Elizabeth McLaughlin		August 6, 2021